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                                                                     EXHIBIT 8.1

                 [MCGUIRE WOODS BATTLE & BOOTHE LLP LETTERHEAD]




                                October 2, 1998



First North American National Bank
225 Chastain Meadows Court
Kennesaw, Georgia 30144

                         FNANB Credit Card Master Trust
             Floating Rate Asset Backed Certificates, Series 1998-1
                       Registration Statement on Form S-3


Ladies and Gentlemen:

                  We have acted as special tax counsel to First North American National Bank, a national banking association ("FNANB"), in connection with the filing by FNANB and the FNANB Credit Card Master Trust (the "Trust"), with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") registering $492,000,000 aggregate principal amount of Floating Rate Asset Backed Certificates, Series 1998-1, representing undivided interests in certain assets of the Trust (the "Certificates"). The Certificates will be issued pursuant to the Master Pooling and Servicing Agreement dated as of October 30, 1997 (the "Pooling and Servicing Agreement") between FNANB and First Union National Bank, as Trustee (the "Trustee"), filed as Exhibit 4.1 to the Registration Statement, and the Series 1998-1 Supplement to the Pooling and Servicing Agreement between FNANB and the Trustee, the form of which has been filed as Exhibit 4.2 to the Registration Statement.

                  We hereby confirm that the statements set forth under the heading "Material Federal Income Tax Consequences" in the prospectus included in the Registration Statement accurately describe the material Federal income tax consequences to holders of the Certificates.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to McGuire, Woods, Battle & Boothe LLP under the heading "Legal Matters" in the prospectus included in the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.



                                        Very truly yours,